Exhibit 99.03
             Significant Factors Impacting EPS (Notes)


                          3 months ended September           9 months ended September
                         --------------------------         ---------------------------
                         2005       2004     Change         2005      2004       Change
                         ----       ----     ------         ----      ----       ------

Consolidated Earnings-  $0.97      $0.87     $0.10         $1.92     $1.80       $0.12

Significant Factors:
Retail Business                               0.10                                0.10
Competitive Generation                        0.02                                0.04
Synthetic Fuels                               0.01                                0.01
Leasing Business                               -                                   -
Parent Company and Other                     (0.03)                              (0.03)
                                             ------                              ------
Total                                        $0.10                               $0.12
                                             ======                              ======

Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.